AMENDMENT NO. 1

                          EXPENSE LIMITATION AGREEMENT

     AMENDMENT NO. 1 to the Expense Limitation Agreement, dated as of October 1, 2001, by and between the Met Investors Advisory Corp. (the "Manager") and Met Investors Series Trust (the "Trust").

     The Manager and the Trust hereby agree to modify and amend the Expense Limitation Agreement (the "Expense Limitation Agreement"), dated as of December 8, 2000 between them as follows:

     1. New Portfolios The Manager and the Trust have determined to add the Met/AIM Small Cap Growth Portfolio, Met/AIM MidCap Equity and State Street Research Concentrated International Portfolio ("New Portfolios") to the Agreement on the terms and conditions contained in the Agreement, and at the level of the expense limitation applicable to the New Portfolios as set forth in the attached schedule.

     2. Schedule A Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by the Amendment No. 1 to Schedule A attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         In WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

         MET INVESTORS SERIES TRUST                 MET INVESTORS ADVISORY CORP.
         ON BEHALF OF EACH OF
         ITS PORTFOLIOS

         By: ________________________                By: _______________________
                  Elizabeth M. Forget                    Elizabeth M. Forget
                  President                              President





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                                                  AMENDMENT NO. 1

                                                    SCHEDULE A
                                      MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

                                                           Maximum Annual
Name of Portfolio                                      Operating Expense Limit
-----------------                                      -----------------------
J.P. Morgan Quality Bond Portfolio                              0.60%
J.P. Morgan Enhanced Index Portfolio                            0.65%
J.P. Morgan International Equity Portfolio                      1.05%
Lord Abbett Bond Depenture Portfolio                            0.70%
Lord Abbett Mid-Cap Value Portfolio                             0.90%
Lord Abbett Developing Growth Portfolio                         0.95%
Lord Abbett Growth and Income Portfolio                         0.65%
Lord Abbett Growth Opportunities                                0.85%
Firstar Balanced Portfolio                                      1.10%
Firstar Equity Income Portfolio                                 1.10%
Firstar Growth & Income Equity Portfolio                        1.10%
PIMCO Money Market                                              0.50%
PIMCO Total Return                                              0.65%
PIMCO Innovation                                                1.10%
Oppenheimer Capital Appreciation                                0.75%
MFS Mid Cap Growth                                              0.80%
MFS Research International                                      1.00%
Janus Aggressive Growth                                         0.85%
Putnam Research                                                 0.85%
BlackRock U.S. Government Income                                0.71%
BlackRock Equity                                                0.76%
MET/AIM Small Cap Growth                                        1.05%
MET/AIM Mid Cap Equity                                          0.95%
State Street Research Concentrated International                1.10%